EXHIBIT 99.2

Press Release Financials	SANMINA-SCI
2700 North First Street

San Jose, CA 95134
Tel: 408-964-3610

Sanmina-SCI Corporation

Condensed Consolidated Statements of Operations

(In thousands)

(GAAP)

	Three Months Ended		Six Months Ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005

Net sales	$2,668,418	$2,885,402	$5,530,215	$6,138,108
Cost of sales	2,503,810	2,735,235	5,195,927	5,810,974
Gross profit	164,608	150,167	334,288	327,134

Operating expenses:
Selling, general and administrative	86,799	87,084	175,334	174,393
Research and development	10,434	7,278	19,351	14,768
Amortization of intangible assets	2,071	2,071	4,304	4,101
Integration costs	91	169	266	283
Restructuring costs	20,593	57,636	56,221	78,061
Goodwill impairment	—	600,000	—	600,000
Total operating expenses	119,988	754,238	255,476	871,606

Operating income	44,620	(604,071)	78,812	(544,472)

Interest Income	5,091	5,778	11,016	9,285
Interest expense	(32,989)	(41,535)	(67,237)	(71,591)
Loss on extinguishment of debt (3)	(112,166)	—	(112,166)	—
Other expense, net	(1,417)	(5,254)	(363)	(4,984)
Interest and other expense, net	(141,481)	(41,011)	(168,750)	(67,290)

Loss before income taxes and cumulative effect of accounting change	(96,861)	(645,082)	(89,938)	(611,762)

Provision for (benefit from) income taxes(1)	6,559	390,426	(6,398)	399,380

Loss before cumulative effect of accounting change	(103,420)	(1,035,508)	(83,540)	(1,011,142)

Cumulative effect of accounting change, net of tax (2)	—	—	(4,752)	—

Net loss	$(103,420)	$(1,035,508)	$(78,788)	$(1,011,142)
Net Loss per share before cumulative effect of accounting change:
Basic	$(0.20)	$(1.99)	$(0.16)	$(1.95)
Diluted	$(0.20)	$(1.99)	$(0.16)	$(1.95)

Net Loss per share:
Basic	$(0.20)	$(1.99)	$(0.15)	$(1.95)
Diluted	$(0.20)	$(1.99)	$(0.15)	$(1.95)

Weighted-Average Shares used in computing per share amounts:
Basic	525,256	519,700	524,784	519,453
Diluted	525,256	519,700	524,784	519,453

(1) Included a one-time favorable income tax adjustment of $64 million relating to previously accrued income taxes that were reversed as a result of a settlement reached with the U.S. Internal Revenue Service. The settlement was in relation to certain U.S. tax audits. Of the $64 million adjustment, $27.9 million was recorded as an income tax benefit to earnings. The remaining $36.1 million was recorded as an adjustment to goodwill for pre-merger tax items with SCI Systems.

(2) Impact of adoption of SFAS 123R “Share-Based Payments”.

(3) The Company recorded a loss of approximately $112.2 million from the early extinguishment of the $750 million 10.375% Notes.

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	April 1,	October 1
	2006	2005
	(Unaudited)	(Derived from audited financials)
ASSETS

Current assets:
Cash and cash equivalents	$625,206	$1,068,053
Short-term investments	—	57,281
Accounts receivable, net	1,434,055	1,477,401
Inventories	1,159,351	1,015,035
Deferred income taxes	33,920	42,767
Prepaid expenses and other current assets	100,692	86,620
Total current assets	3,353,224	3,747,157

Property, plant and equipment, net	630,157	662,101
Goodwill	1,668,082	1,689,198
Other intangible assets, net	33,450	35,907
Other non-current assets	82,844	81,874
Restricted cash	3,078	25,538
Total assets	$5,770,835	$6,241,775

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$523,683	$1,439
Accounts payable	1,402,136	1,559,172
Accrued liabilities	273,952	366,920
Accrued payroll and related benefits	151,541	146,687
Total current liabilities	2,351,312	2,074,218

Long-term liabilities:
Long-term debt, net of current portion	978,768	1,644,666
Other	131,322	143,873
Total long-term liabilities	1,110,090	1,788,539
Stockholders’ equity:
Paid-in capital, net	5,572,851	5,562,063
Accumulated other comprehensive income	35,301	36,886
Accumulated deficit	(3,298,719)	(3,219,931)
Total stockholders’ equity	2,309,433	2,379,018

Total liabilities and stockholders’ equity	$5,770,835	$6,241,775

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	April 1, 2006	April 2, 2005	April 1, 2006	April 2, 2005

GAAP Gross Profit	$164,608	$150,167	$334,288	$327,134
GAAP Gross Margin	6.2%	5.2%	6.0%	5.3%
Adjustment:
Stock compensation expense	225	—	1,618	—
Non-GAAP Gross Profit	164,833	150,167	335,906	327,134
Non-GAAP Gross Margin	6.2%	5.2%	6.1%	5.3%

GAAP operating income (loss)	$44,620	$(604,071)	$78,812	$(544,472)
GAAP operating margin	1.7%	-20.9%	1.4%	-8.9%
Adjustments:
Stock compensation expense(1)	(1,094)	—	2,808	—
Amortization of intangible assets	2,071	2,071	4,304	4,101
Restructuring and integration costs	20,684	57,805	56,487	78,344
Goodwill impairment	—	600,000	—	600,000
Non-GAAP operating income	$66,281	$55,805	$142,411	$137,973
Non-GAAP operating margin	2.5%	1.9%	2.6%	2.2%

GAAP net loss	$(103,420)	$(1,035,508)	$(78,788)	$(1,011,142)
Adjustments:
Stock compensation expense(1)	(1,094)	—	2,808	—
Amortization of intangible assets	2,071	2,071	4,304	4,101
Restructuring and integration costs	20,684	57,805	56,487	78,344
Goodwill impairment	—	600,000	—	600,000
Non-cash interest expense	3	6,426	8	13,071
Loss on redemption of Zero Coupon Debentures due 2020	—	8,418	—	8,418
Loss on redemption of High Yield Senior Secured Note due 2010 (2)	112,166	—	112,166	—
Tax effect - reversal of previously accrued income taxes (3)	—	—	(27,864)	—
Cumulative effect of accounting change (4)	—	—	(4,752)	—
Tax effect of above items	50	(77,567)	5,672	(85,455)
Valuation allowance - prior deferred tax assets	—	379,239	—	379,239
Valuation allowance - goodwill impairment deferred tax asset	—	88,417	—	88,417
Non-GAAP net income	$30,460	$29,301	$70,041	$74,993

GAAP Loss Per Share:
Basic	$(0.20)	$(1.99)	$(0.15)	$(1.95)
Diluted	$(0.20)	$(1.99)	$(0.15)	$(1.95)

Non-GAAP Earnings Per Share:
Basic	$0.06	$0.06	$0.13	$0.14
Diluted	$0.06	$0.06	$0.13	$0.14

Weighted-Average Shares used in computing GAAP earnings per share amounts:
Basic	525,256	519,700	524,784	519,453
Diluted	525,256	519,700	524,784	519,453

Weighted-Average Shares used in computing Non-GAAP earnings per share amounts:
Basic	525,256	519,700	524,784	519,453
Diluted	525,576	523,009	525,139	524,009

(1) Total stock compensation expense for the second quarter of fiscal 2006 was $225,000 of cost of sales, $1.374 million recovery of selling, general and administrative and $55,000 of research and development. Total stock compensation expense for the six month period ended April 1, 2006 was approximately $1.6 million of cost of sales, $1.0 million of selling, general and administrative and $174,000 of research and development.

(2) The Company recorded a loss of approximately $112.2 million from the early extinguishment of the $750 million 10.375% Notes. (3) Included a one-time favorable income tax adjustment of $64 million relating to previously accrued income taxes that were reversed as a result of a settlement reached with the U.S. Internal Revenue Service. The settlement was in relation to certain U.S. tax audits. Of the $64 million adjustment, $27.9 million was recorded as an income tax benefit to earnings. The remaining $36.1 million was recorded as an adjustment to goodwill for pre-merger tax items with SCI Systems.

(4) Impact of adoption of SFAS 123R “Share-Based Payments”.